As filed with the Securities and Exchange Commission on November 15, 1999
                                        Registration No. 33-_____________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                     ____________________________

                               FORM S-3
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                    CITIZENS BANCSHARES CORPORATION
        (Exact name of Registrant as specified in its charter)

            Georgia                                       58-1631302
(State or other jurisdiction of
(I.R.S. Employer
incorporation or organization)
Identification No.)

              75 Piedmont Avenue, Atlanta, Georgia 30302
         (Address of principal executive offices and zip code)

                    CITIZENS BANCSHARES CORPORATION
                       (Full Title of the Plan)

                           Beth Lanier, Esq.
                Powell, Goldstein, Frazer & Murphy LLP
                191 Peachtree Street, N.E., 16th Floor
                        Atlanta, Georgia 30303
                (Name and address of agent for service)

                            (404)  572-4571
     (Telephone number, including area code, of agent for service)

      Approximate date of commencement of proposed sale to the  public:
As  soon  as  practicable  after  this registration  statement  becomes effective.
      If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________________
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                   CALCULATION OF REGISTRATION FEE

Title  of        Amount      Proposed Maximum   Proposed Maximum    Amount of
Securities to    to be       Offering  Price    Aggregate Offering  Registration
be Registered    Registered  Per Share          Price               Fee

Common  Stock,   156,000         $7.00 (1)      $1,092,000(1)       $305.00
$1.00 par value              shares (2)

(1) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Over the Counter Bulletin Board for November 11, 1999.
(2) This Registration Statement also covers such indeterminable number of additional shares as may become issuable in the event of a stock split, stock dividend, or other similar transaction.

  This Registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


P R O S P E C T U S

                         156,000 Shares


                 CITIZENS BANCSHARES CORPORATION

                          Common Stock

                      ____________________


     This Prospectus relates to 156,000 shares of common stock, $1.00 par value, of Citizens Bancshares Corporation, 66,000 of which are currently owned by Fannie Mae and 90,000 of which may be owned by Fannie Mae if the company opts to exchange all of the 90,000 shares of non-voting common stock it currently owns for 90,000 shares of voting common stock pursuant to a Stock Exchange Agreement entered into by the parties. The shares may be offered from time to time in transactions in the open market, in negotiated transactions or a combination of these methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be sold to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Fannie Mae and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer is not expected to be in excess of customary commissions). See "Sale of Shares."

     Fannie Mae acquired the shares from Citizens on September 15, 1999 in connection with a stock purchase transaction between Citizens and Fannie Mae.

     Citizens will not receive any of the proceeds from the sale of the shares. Citizens has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the shares covered by this prospectus.

     The common stock is listed on the Nasdaq Over the Counter
Bulletin Board. On November 11, 1999, the last reported sale price of the Common Stock of Citizens reported on the Nasdaq Over the Counter Bulletin Board was $7.00 per share.

                      ____________________

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                      ____________________

     The date of this Prospectus is _________________, 1999.


                           THE COMPANY

     Citizens Bancshares Corporation is a Georgia corporation and a bank holding company located in Atlanta, Georgia. Citizens provides banking and other financial services to individuals and businesses through its subsidiary financial institution, Citizens Trust Bank, and its mortgage company, Citizens Trust Bank Mortgage Services, Inc. Citizens' market area includes Fulton County, DeKalb County and portions of Rockdale County, Georgia.

     Citizens was formed in 1972 and became a bank holding company by acquiring all of the common stock of Citizens Trust Bank. On January 30, 1998, Citizens merged with First Southern Bancshares, Inc., whose banking subsidiary, First Southern Bank, simultaneously merged into Citizens Trust Bank. Citizens also acquired Citizens Trust Bank Mortgage Services as a result of the merger.

                       SELLING SHAREHOLDER

     On September 15, 1999, Fannie Mae purchased 66,000 shares of Citizens' voting common stock and 90,000 shares of Citizens' non-voting common stock pursuant to the Stock Purchase Agreement dated September 10, 1999. Fannie Mae purchased the shares at a price of $9.50 per share for an aggregate purchase price of $1,482,000. The shares, when combined with the 39,208 shares of Citizens' voting common stock already owned by Fannie Mae, represent less than 4.99% of the total number of shares of voting common stock outstanding and less than 10% of Citizens' total shareholders' equity. At a future time and only upon the sale of some or all of the shares of Citizens' voting common stock owned by Fannie Mae, Fannie Mae may exchange all or a portion of the shares of non-voting common stock on a one-for-one basis into shares of voting common stock pursuant to the Stock Exchange Agreement entered into by the parties on November 10, 1999. At no time, however, may the total number of Citizens' shares of voting common stock owned by Fannie Mae exceed 4.99% of the total number of shares of voting common stock outstanding.

     Fannie Mae is a New York Stock Exchange company and the largest non-bank financial services company in the world. It operates pursuant to a federal charter and is the nation's largest source of financing for home mortgages.

     Fannie Mae is not affiliated with Citizens.


                       SALE OF THE SHARES

     Fannie Mae or any of its pledgees, assignees and successors-in-interest may sell, from time to time, any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

     Fannie Mae may, for example, sell all or a portion of the shares:

         on the Nasdaq Over the Counter Bulletin Board, or such other exchange on which the common stock may from time to time be trading;

         in privately negotiated transactions or otherwise;

         at fixed prices that may be changed;

         at market prices prevailing at the time of sale; or

         at prices related to such market prices or at negotiated prices.


     The shares may be sold by Fannie Mae by one or more of the following methods, including, without limitation:

         block trades in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         an exchange distribution in accordance with the rules of such exchange;

         ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

         privately negotiated transactions;

         short sales;

         a combination of any of the above methods of sale; and

         any other method permitted by applicable law.


     In effecting sales, brokers and dealers engaged by Fannie Mae, as the selling stockholder,may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Fannie Mae, or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with Fannie Mae, as the selling stockholder, to sell a specified number of shares at a stipulated price per share. To the extent a broker-dealer is unable to sell a specified number of shares acting as agent, it may purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to Fannie Mae, as the selling stockholder. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions which may involve block transactions of the nature described above on the Nasdaq Over the Counter Bulletin Board, or otherwise at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales, broker-dealers may pay to or receive from the purchasers of the shares commissions as described above.

     From time to time Fannie Mae may engage in short sale, short sales against the box, puts and calls, and other transactions in securities, and may sell and deliver the shares in connection with these transactions or to settle securities loans. Fannie Mae also may pledge its shares pursuant to the margin provisions of its agreements with its brokers. Upon a default by the selling stockholder, the broker may offer and sell the pledged shares from time to time.

     Fannie Mae may also sell the shares in accordance with Rule
144 under the Securities Act.


                          LEGAL MATTERS

     A legal opinion to the effect that the shares are legally issued, fully paid and nonassessable has been rendered by Powell, Goldstein, Frazer & Murphy, LLP, Sixteenth Floor, 191 Peachtree
Street, N.E., Atlanta, Georgia 30303.


                             EXPERTS

     The consolidated financial statements as of and for the year ended December 31, 1998 incorporated in this prospectus by reference from the company's Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


       WHERE YOU CAN FIND MORE INFORMATION ABOUT CITIZENS

     Citizens files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the Securities and Exchange Commission by addressing written requests to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information, at the public reference facilities and at the regional offices of the Securities and Exchange Commission, Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants such as Citizens that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission Web site is http://www.sec.gov.

     Citizens has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 to register the shares covered by this prospectus. This prospectus is a part of that Registration Statement. For further information about Citizens and the securities offered in this prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the Securities and Exchange Commission's public reference facilities at the addresses listed above.

     The Securities and Exchange Commission allows Citizens to "incorporate by reference" information into the prospectus, which means that Citizens can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

     This prospectus incorporates by reference the documents listed below that Citizens previously filed with the Securities and Exchange Commission. These documents contain important information about Citizens and its finances.

          (1) Annual Report on Form 10-KSB for the year ended
    December 31, 1998;

          (2) Quarterly Report on Form 10-QSB for the period ended March 31, 1999;

          (3) Quarterly Report on Form 10-QSB for the period ended June 30, 1999;

          (4) Quarterly Report on Form 10-QSB for the period ended September 30, 1999; and

          (5) Registration Statement on Form 10, File No.
    0-14535.

     Citizens also incorporates by reference additional documents that it may file with the Securities and Exchange Commission between the date of this prospectus and the completion of the offering. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on
Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain documents incorporated by reference in this prospectus by requesting them from:

          Citizens Bancshares Corporation
          75 Piedmont Avenue
          Atlanta, Georgia 30302
          Attention:  Willard C. Lewis
          Telephone:     (404) 659-5959

                _________________________________


No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Citizens or the selling shareholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the shares of common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the company since the date hereof.

                _________________________________
                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 1.  Other Expenses of Issuance and Distribution.

Registration fee to the Securities
  and Exchange Commission                         $ 305.00
Accounting fees and expenses                    $ 3,000.00
Legal fees and expenses                         $ 5,000.00
Miscellaneous expenses                          $   200.00
           Total                                $ 8,505.00

     The foregoing items, except for the SEC registration fee, are estimated. The Registrant has agreed to bear all expenses
(other than selling commissions) in connection with the registration and sale of the shares.


Item 15.  Indemnification of Directors and Officers.

     Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Registrant's Bylaws provide that directors and officers of the Registrant shall be indemnified by the Registrant against expenses and liabilities incurred in connection with or resulting from threatened, pending or completed actions, whether civil, criminal, administrative or investigative, in which said person became involved by reason of having been a director or officer of the Registrant; provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and in addition, with respect to any criminal action or proceeding, did not have a reasonable cause to believe that his conduct was unlawful. Any person who has been wholly successful on the merits of or otherwise with respect to any claim, action, suit or proceeding described above shall be entitled to indemnification without any further action or approval by the Board of Directors. In any other situation, indemnification shall be made at the discretion of the Registrant, but only if the Board of Directors, acting by a majority vote of a quorum consisting of directors who are not parties to the claim, find that the person has met the standard of conduct described above. If no such quorum of the Board exists, then independent legal counsel may render such opinion as to whether the standards have been met or the holders of a majority of the stock entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met the standards. However, notwithstanding the foregoing, no officer or director who has been determined to be liable for negligence or misconduct in the performance of his duties to the Registrant shall be indemnified unless and except to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 16.  Exhibits.

   Exhibit                     Description
     No.
     4.1       Articles of Incorporation of the Registrant
               (incorporated herein by reference to
               Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 1987 as filed with the Securities and Exchange
               Commission).

     4.2       Bylaws of the Registrant (incorporated
               herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
               10 as filed with the Securities and
               Exchange Commission (File. No. 0-14535).

      5        Opinion of Powell, Goldstein, Frazer &
               Murphy LLP with respect to the securities being registered, including consent.

     23.1      Consent of counsel (included in Exhibit 5).

     23.2      Consent of Deloitte & Touche, LLP

     23.3      Consent of Porter Keadle Moore, LLP

     23.4      Consent of Banks, Finley, White & Co.

      24 Power of Attorney (see signature pages to this Registration Statement).

     99.1      Stock Purchase Agreement dated September
               10, 1999, between Citizens Bancshares
               Corporation and Fannie Mae

     99.2      Stock Exchange Agreement dated November 10,
               1999, between Citizens Bancshares
               Corporation and Fannie Mae

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 15, 1999.

                              CITIZENS BANCSHARES CORPORATION


                              By:  /s/ James E. Young
                                   James E. Young
                                   President and Chief Executive Officer



                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints JAMES E. YOUNG and SAMUEL J. COX, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title


/s/ Herman J. Russell       Chairman of the Board and Director
Herman J. Russell


/s/ Gregory T. Baranco      Director
Gregory T. Baranco


/s/ Bernard H. Bronner      Director
Bernard H. Bronner


/s/ Thomas E. Boland        Director
Thomas E. Boland


/s/ Johnnie L. Clark        Director
Johnnie L. Clark


/s/ James E. Young          President, Chief Executive Officer
James E. Young              and Director
                            (Principal Executive Officer)

/s/ Samuel J. Cox           Senior Vice President and
Samuel J. Cox               Assistant Treasurer
                            (Principal Financial and
                            Accounting Officer)



                          EXHIBIT INDEX

Exhibit      Description                               Sequential
No.                                                    Page No.
4.1          Articles of Incorporation of the
             Registrant (incorporated herein by
             reference to Exhibit 3.1 to the
             Registrant's Form 10-K for the year
             ended December 31, 1987 as filed with
             the Securities and Exchange
             Commission).

4.2          Bylaws of the Registrant (incorporated
             herein by reference to Exhibit 3.2 to
             the Registrant's Registration Statement
             on Form 10 as filed with the Securities
             and Exchange Commission (File.
             No. 0-14535).

5            Opinion of Powell, Goldstein, Frazer &
             Murphy LLP with respect to the
             securities being registered, including
             consent.

23.1         Consent of counsel (included in
             Exhibit 5).

23.2         Consent of Deloitte & Touche, LLP

23.3         Consent of Porter Keadle Moore, LLP

23.4         Consent of Banks, Finley, White & Co.

24           Power of Attorney (see signature pages
             to this Registration Statement).

99.1         Stock Purchase Agreement dated
             September 10, 1999, between Citizens
             Bancshares Corporation and Fannie Mae

99.2         Stock Exchange Agreement dated November
             10, 1999, between Citizens Bancshares
             Corporation and Fannie Mae



333163

                                                        EXHIBIT 5




                        November 15, 1999



Citizens Bancshares Corporation
75 Piedmont Avenue
Atlanta, Georgia 30302

               Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as counsel for Citizens Bancshares Corporation, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate of 156,000 shares (the "Shares") of common stock, $1.00 par value per share, of the Company to be sold by the Selling Shareholders named in the Registration Statement.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization for issuance of the Shares as we have deemed it necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and, when sold as described in the Registration Statement and upon receipt of consideration therefor as contemplated therein will be, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                              Very truly yours,

                         /s/ Powell, Goldstein, Frazer & Murphy LLP

                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

334144



                                                     EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Citizens Bancshares Corporation on Form S-3 of our report dated March 25, 1999, appearing in the Annual Report on Form 10-KSB of Citizens Bancshares Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia


November 15, 1999

                                                     EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We have issued our report dated November 23, 1998, accompanying the consolidated financial statements of Citizens Bancshares Corporation and subsidiary appearing in the 1997 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended December 31, 1997, which is incorporated by reference in this Form S-3 Registration Statement. We consent to the incorporation by reference in this Form S-3 Registration Statement. of the aforementioned report and to the use of our name as it appears under the caption "Expert."


/s/ PORTER KEADLE MOORE LLP
Atlanta, Georgia


November 15, 1999


                                                     EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Citizens Bancshares Corporation on Form S-3 of our report on the consolidated financial statement of First Southern Bancshares, Inc. and subsidiaries as of and for the two years ended December 31, 1997, dated February 7, 1998, appearing in the Annual Report on Form 10-KSB of Citizens Bancshares Corporation for the year ended December 31, 1998.


/s/ BANKS, FINLEY, WHITE & CO.
Atlanta, Georgia


November 15, 1999


                                                     EXHIBIT 99.1
                                            EXECUTION DRAFT

                    STOCK PURCHASE AGREEMENT

     HIS STOCK PURCHASE AGREEMENT ("Agreement") by and between
FANNIE MAE ("Purchaser" or "Fannie Mae") and CITIZENS BANCSHARES
CORPORATION ("Citizens"), a Georgia corporation, is dated
September 10, 1999.

1. PURCHASE AND SALE

     1.1  Purchase of Shares.

          (a) Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Citizens, and Citizens agrees to sell to Purchaser (i) that number of shares of voting common stock, par value $1.00 per share of Citizens (the "Voting Common Stock") constituting an amount that, when combined with the 39,208 shares of Voting Common Stock already owned by Purchaser, does not exceed 4.99% of the resulting total number of shares of Voting Common Stock outstanding, minus the 21,703 remaining shares of Voting Common Stock that are subject to repurchase by Citizens; and (ii) that number of shares of non-voting common stock, par value $1.00 per share of Citizens (the "Non-Voting Common Stock," and together with the Voting Common Stock, the "Common Stock") constituting an amount, which together with the Voting Common Stock, has an aggregate purchase price (as calculated below) that does not exceed the lesser of (A) 9.99% of the total equity of Citizens on the Closing Date, minus the dollar decline in total equity caused by the repurchase of 21,703 shares of Voting Common Stock which are subject to repurchase by Citizens; or (B) $1,500,000. The per share purchase price for the Common Stock shall be the arithmetic mean of the per share closing trading prices of Citizens' issued and outstanding common stock, as quoted on the Over the Counter ("OTC") Bulletin Board maintained by the NASDAQ Stock Market, calculated over the 20-day trading period immediately preceding the Closing Date (as hereinafter defined).

          (b) For purposes of this Agreement, "total equity" shall be determined in accordance with generally accepted accounting principles.

          (c) The term "Shares" shall mean (i) the Common Stock purchased pursuant to Section 1.1 hereby, (ii) any other shares of capital stock of Citizens issued in respect of the Shares upon any stock split, stock dividend, recapitalization or similar event, and (iii) any securities issued upon any merger, consolidation or similar event in respect of the Shares or any other shares referred to in clause (ii) of this definition.

     1.2 Closing. Upon satisfaction of all terms and conditions of this Agreement, Purchaser shall pay to Citizens the total purchase price for the Shares by wire transfer in same day funds and Citizens shall deliver to Purchaser certificates representing the Shares by overnight courier to the attention of Susan Weintraub, Senior Investment Specialist, Community Based Lending at 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (such payment and delivery hereinafter collectively referred to as the "Closing"), all on a date and at a time mutually agreed to by Purchaser and Citizens, which date shall be not later than September 15, 1999 (the "Closing Date").

     1.3 Use of Proceeds. Citizens agrees to use the proceeds from the sale of the Shares to invest in Citizens Trust Bank ("Bank") and to cause the Bank to use such proceeds to conduct business and engage in activities that will promote the availability of affordable housing in the Bank's market area.

2. REPRESENTATION AND WARRANTIES OF PURCHASER

     2.1 Private Placement. Purchaser acknowledges that the sale of the Shares to Purchaser pursuant to this Agreement is not and will not be registered under the Securities Act of 1933, as amended ("Securities Act") or the securities laws of any other jurisdiction in reliance in exemptions thereunder, and that the Shares may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities law or are exempt therefrom. The Shares have not been and will not be approved or disapproved by the Securities and Exchange Commission (the "Commission"), the Federal Deposit Insurance Corporation ("FDIC"), the Attorney General of any jurisdiction or any other governmental authority or agency of any jurisdiction. A legend to the following effect will be placed on any certificates representing the Shares:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
        WERE ISSUED AND SOLD PURSUANT TO EXEMPTIONS
        FROM THE REGISTRATION REQUIREMENTS OF THE
        FEDERAL SECURITIES ACT OF 1933, AS AMENDED, AND
        THE REGISTRATION OR QUALIFICATION REQUIREMENTS
        OF APPLICABLE STATE LAWS, AND MAY NOT BE SOLD,
        TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS
        THERE IS AN EFFECTIVE REGISTRATION STATEMENT
        UNDER SUCH ACT AND EFFECTIVE REGISTRATION OR
        QUALIFICATION UNDER SUCH STATE LAWS, OR
        CITIZENS BANCSHARES CORPORATION RECEIVES AN
        OPINION OF COUNSEL FROM THE HOLDER OF THESE
        SECURITIES (REASONABLY SATISFACTORY TO CITIZENS
        BANCSHARES CORPORATION AND ITS COUNSEL),
        STATING THAT SUCH SALE, TRANSFER, PLEDGE OR
        HYPOTHECATION IS EXEMPT FROM THE REGISTRATION
        AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH
        ACT AND ANY APPLICABLE STATE LAWS."

     2.2  Purchaser Sophistication, Etc.

          (a) Purchaser represents that it is a sophisticated investor, it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Shares and it is able to bear the economic risks of such investment.

          (b) Purchaser represents that (i) it is able to hold the Shares for an indefinite period of time, (ii) it has adequate means, other than the Shares or funds invested by it therein, of providing for its current and foreseeable needs; (iii) it has no foreseeable need to sell or otherwise dispose of any of the Shares; and (iv) it has sufficient net worth to sustain a loss of its entire investment in the Shares in the event such loss should occur.

          (c) Purchaser acknowledges that it heretofore has been afforded the opportunity to ask questions of and receive answers from officers of Citizens concerning the terms and conditions of the offering and to obtain additional information from Citizens that Purchaser deems necessary to make its investment decision.

     2.3 Purchase for Investment. Purchaser represents and warrants that it is acquiring the Shares solely for its own account and not with a view to distribution or resale thereof.

3. REPRESENTATIONS AND WARRANTIES OF CITIZENS

     Citizens represents and warrants to Purchaser that:

     3.1. Corporate Organization and Authority.

          (a) Citizens and each of its Subsidiaries (as defined in Section 3.3 hereof) (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; (ii) has full power and authority and all material licenses, permits and other governmental authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) has been duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on its business or operations.

          (b) Citizens is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). The Bank is a Georgia chartered, commercial bank, and Citizens Trust Bank Mortgage Services, Inc. ("Mortgage Services") is a Georgia chartered corporation. The deposits of the Bank are insured by the FDIC to the maximum amount permitted under applicable law.

     3.2 Capitalization. Citizens' authorized capital stock consists of (i) 5,000,000 shares of Voting Common Stock of which 2,077,565 are issued and outstanding and 86,500 shares are held in treasury; and (ii) 5,000,000 shares of Nonvoting Common Stock of which no shares have been issued. 649,220 shares of Citizens capital stock are reserved for issuance pursuant to the Citizens Bancshares Corporation Employee Stock Purchase Plan and the Citizens Bancshares Corporation 1999 Stock Incentive Plan. All outstanding shares of Citizens capital stock have been duly issued and are validly outstanding, fully paid and nonassessable. There are no options, warrants or other rights to purchase capital stock or other securities of Citizens that are issued or
outstanding.   None of the shares of Citizens capital stock has
been issued in violation of the preemptive rights of any person. Citizens is not subject to any obligation to redeem or repurchase any shares of its capital stock ("Redemption Requirements"), other than the repurchase of 108,203 shares of Voting Common Stock announced by Citizens on August 23, 1999, of which 21,703 shares remain subject to repurchase. The shares of Voting Common Stock are quoted and traded on the OTC Bulletin Board.

     3.3  Subsidiaries and Affiliates.  Except as set forth in
Schedule 3.3, no person controls Citizens within the meaning of the BHCA or the Change in Bank Control Act ("CBCA"), or any statutory or regulatory provision under Georgia law, or owns or controls 5% of more of the Voting Common Stock of Citizens. Citizens does not directly or indirectly own any capital stock or any other equity or voting interest in any corporation, partnership, limited liability company or other entity, other than the Bank and Mortgage Services (collectively, the "Subsidiaries" and each a "Subsidiary") and as set forth in
Schedule 3.3. Citizens directly or indirectly owns 100% of the outstanding shares of capital stock of each Subsidiary, free and clear in each case of any lien, claim or encumbrance, and all such shares shall have been duly issued and are validly outstanding, fully paid and nonassessable.

     3.4 Sale Is Authorized. All corporate action on the part of Citizens necessary for the authorization, execution, delivery and performance of all obligations of Citizens under this Agreement and for the authorization, issuance and delivery of the Shares being sold hereunder has been taken, and this Agreement when executed and delivered constitutes a valid, legally binding and enforceable obligation of Citizens. The issuance of the Shares is not subject to the preemptive rights or other preferential rights of any holder of Citizens capital stock. The form of the certificate used to evidence the Shares conforms to the requirements of Georgia law and the articles of incorporation and bylaws of Citizens.

     3.5 SEC Documents; Regulatory Filings. Citizens has filed all reports and registration statements required to be filed by it (the "SEC Documents") pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Laws"). The SEC Documents complied, as of their respective dates, in all material respects with Securities Laws. Such documents did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. Citizens and each of the Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     3.6 Validity of Securities. The Shares, when issued, sold and delivered in accordance with this Agreement, shall be duly and validly issued, fully paid and nonassessable.

     3.7 Governmental Consents. All consents, approvals, orders and authorizations from, and registrations, qualifications, designations, declarations, notices and filings with, any federal or state governmental authority required on the part of Citizens or any Subsidiary in connection with the consummation of the transactions contemplated herein have been obtained or made and shall be effective as of the Closing Date. No consent, approval, order or authorization from, or registration, qualification, designation, declaration, notice or filing with, any governmental authority in the state of Georgia is required to be obtained or made by Purchaser in connection with the consummation of the transactions contemplated herein.

     3.8 Compliance With Other Instruments and Laws. Neither Citizens nor any of the Subsidiaries is in violation of or in default under any provision of (i) its articles of incorporation or bylaws, (ii) any material mortgage, indenture, lease, agreement or other instrument to which it is a party or by which it or any of its property or assets are bound, or (iii) any federal or state judgment, writ, decree, order, statute, rule or governmental regulation, other than in the cases of clauses (ii) and (iii) such violations or defaults as would not, in the aggregate, have a material adverse effect on the business or operations of Citizens or a Subsidiary. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

     3.9 Pending Litigation. There are no actions, proceedings or investigations pending, or to the knowledge of Citizens or any of its Subsidiaries, threatened, against or affecting Citizens or any Subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, if determined adversely to Citizens or any Subsidiary, would materially and adversely affect the business, properties, assets or condition, financial or other, of Citizens or any Subsidiary or the ability of Citizens to perform its obligations under this Agreement.

     3.10 Information Accuracy. The Disclosure Materials (as hereinafter defined) furnished by Citizens to Purchaser do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The "Disclosure Materials" means the information provided by Citizens by cover letter dated February 3, 1999, to Purchaser to conduct its evaluation of a potential CDFI investment in Citizens and any other materials provided by Citizens to Purchaser.

     3.11  Financial Statements; Capital.

          (a)  Citizens  has  previously furnished  to  Purchaser
    true   and   complete  copies  of  the  following   financial
    statements   of   Citizens  and   its   Subsidiaries   on   a
    consolidated basis:

               (i) Audited statements of financial condition at December 31, 1996, December 31, 1997 and December 31, 1998; and

               (ii) Audited statements of operations, changes in stockholders' equity and cash flows for each of the years ending
December 31, 1996, December 31, 1997 and December 31, 1998.

          (b) All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods, and fairly present the consolidated financial condition of Citizens and it subsidiaries as of dates thereof, and the consolidated results of operations of Citizens and its Subsidiaries for the periods indicated. Neither Citizens nor any Subsidiary is subject to any undisclosed material liability not incurred in the ordinary course of business since December 31, 1998.

          (c) Citizens and its Subsidiaries are in compliance with all applicable regulatory capital requirements.

     3.12 Absence of Certain Changes. Whether or not in the ordinary course of business, since December 31, 1998, there has not occurred or arisen (a) any material adverse change in the financial condition, operations, business or prospects of Citizens or any Subsidiary, or (b) any event, condition or state of facts of any character that materially adversely affects, or may materially adversely affect the financial condition, operations, business or prospects of Citizens or any Subsidiary.

     3.13      Restrictions on Citizens and Subsidiaries.
Neither Citizens nor any of the Subsidiaries is a party to any contract or agreement, or subject to any provision in its articles of incorporation or bylaws, that restricts the right or ability of such entity to pay dividends, other than statutory and regulatory restrictions generally applicable to similarly situated organizations. Neither Citizens nor any of the Subsidiaries is subject to any regulatory or supervisory cease and desist order, memorandum of understanding or directive or any written agreement, condition or commitment with any bank regulatory authority, nor has Citizens or any of the Subsidiaries received any communications requesting that any of them enter into any of the foregoing. Neither Citizens nor any of the Subsidiaries is subject to any regulatory or supervisory agreements or commitments (a) which are in default, (b) with which continued compliance is not anticipated or that may have any material adverse consequences, or (c) that affect the ability of Citizens to perform its obligations under this Agreement.

     3.14 Affordable Housing. Citizens and Bank operate their respective businesses in accordance with a business plan that is consistent with the promotion of affordable housing in the Bank's market area.

4. CLOSING CONDITIONS

     Purchaser's obligations under subsections 1.1 and 1.2 of this Agreement shall be subject to the following conditions:

     4.1 Opinion of Counsel. Purchaser shall have received from Powell, Goldstein, Frazer & Murphy LLP, counsel to Citizens, an opinion addressed to Purchaser and dated as of the Closing Date in form and substance satisfactory to Purchaser to the effect that:

          (a)   Citizens  and  each  Subsidiary  has  been   duly
    incorporated and is validly existing and in good standing under the laws of the State of Georgia;

          (b) This Agreement has been duly authorized, executed and delivered by Citizens and constitutes a valid, legally binding and enforceable obligation of Citizens in accordance with its terms;

          (c) The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued pursuant to the provisions of this Agreement, will be validly issued, fully paid and nonassessable;

          (d) All consents, approvals, orders and authorizations from, and registrations, qualifications, designations, declarations, notices and filings with, any federal or state governmental authority required on the part of Citizens or any Subsidiary in connection with the consummation of the transactions contemplated by this Agreement have been obtained or made;

          (e) The execution, delivery and performance of the Agreement will not result in any violation of or default under any provisions of (i) the articles of incorporation or bylaws of Citizens or any Subsidiary or (ii) any material mortgage, indenture, lease, agreement or other instrument to which Citizens or any Subsidiary is a party or by which Citizens or any Subsidiary is bound; or (iii) any federal or state judgment, write, decree, order, statue, rule or governmental regulation; and

          (f) The offer, sale, issuance and delivery of the Shares in accordance with the terms of this Agreement will constitute exempt transactions under the Securities Act, and Citizens has complied with all applicable state, securities laws with respect to the offer, sale issuance and delivery of the Shares.

     4.2 Representations and Warranties. The representations and warranties contained in Section 3 shall be true on and as of the Closing Date.

     4.3 Compliance with This Agreement. Citizens shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by Citizens on or before the Closing Date.

     4.4 Officer's Certificate. Purchaser shall have received a certificate dated as of the Closing Date and signed by the Chief
Executive Officer of Citizens certifying that the conditions specified in Sections 4.2, 4.3, 4.6, 4.7 and 4.8 have been satisfied and fulfilled.

     4.5 Legality. As of the Closing Date, the Shares shall qualify as a legal investment for Purchaser and Purchaser shall have received such certificates or such other evidence as Purchaser may reasonably request to establish compliance with this condition.

     4.6 Investment Limitations. Purchaser shall have received evidence satisfactory to Purchaser that on the Closing Date (i) the Voting Common Stock being purchased by Purchaser pursuant to this Agreement, when combined with the 39,208 shares of Voting Common Stock already owned by Purchaser, will represent no more than 4.99% of the total number of outstanding shares of Voting Common Stock, minus the 21,703 remaining shares of Voting Common Stock that are subject to repurchase by Citizens; and (ii) the aggregate purchase price for the Shares will represent less than 10% of Citizens' total equity, minus the dollar decline in total equity caused by the repurchase of the 21,703 shares of Common Stock which are subject to repurchase by Citizens, in each case calculated after giving effect to the issuance of the Shares to the Purchaser pursuant to this Agreement.

     4.7 Regulatory Approvals. All regulatory approvals required for the sale of the Shares pursuant hereto shall have been received and shall be in full force and effect. Copies of all such approvals shall have been provided to Purchaser.

     4.8 Transactions with Purchaser. The Board of Directors of Citizens shall have adopted appropriate resolutions to require that all transactions between Purchaser and Citizens or any Subsidiary, including, without limitation, all mortgage loan purchases or securitization transactions and transactions involving the purchase of securities of Purchaser or the use of Purchaser's technology of software products, are conducted on an arms'-length basis with market terms, and shall have assigned responsibility for compliance with such resolutions to an appropriate officer who is familiar with such transactions.

     4.9 Affiliate Certification. Purchaser shall have received a certificate of any person or group of persons or any entity who controls Citizens (as defined by the BHCA or the CBCA) that such person(s) or entity has established or promptly will establish procedures to require that (a) any transactions between Purchaser and such person(s) or entity or any affiliate thereof (other than Citizens or any Subsidiary, as to which section 4.8 hereof applies) are conducted on an arms'-length basis with market terms and (b) if such person(s) or entity or any affiliate thereof (other than Citizens or any Subsidiary) applies to Purchaser for approval to sell or service mortgage loans to or on behalf of Purchaser, the application shall clearly disclose that such applicant is an affiliate of Citizens and that such disclosure is required by the terms of this Agreement, and a copy of any such application shall be sent to the Vice President for Community Based Lending of the Purchaser at 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016.

     4.10 Further Assurances. Citizens shall have furnished to Purchaser such other certificates and documents as Purchaser reasonably shall deem necessary in connection with making the investment pursuant to this Agreement.

5. COVENANTS

     5.1 No Redemptions. Citizens covenants and agrees that it shall not:

          (a) redeem, purchase or otherwise reduce the number of outstanding shares of its Common Stock or other securities or take any other action after the Closing Date (which, for purposes of this Section 5.1, would not include incurring losses) if such redemption, purchase, reduction or other action would cause (i) the value of the Shares to represent 10% or more of Citizens' total equity, or (ii) the Voting Common Stock (including the 39,208 shares of Voting Common Stock already owned by Purchaser), to represent 5% or more of Citizens' total outstanding Voting Common Stock, in either case after giving effect to all Redemption Requirements as may exist at any time in the future;

          (b) become subject to any Redemption Requirement that, if given effect, and after giving effect to all other Redemption
Requirements, would cause the Shares to exceed the limitations set forth in Section 5.1(a); or

          (c) take any action after the Closing Date, including, without limitation, any action described in paragraph (a) or (b) of this Section 5.1, that would, either alone or after giving affect to any Redemption Requirements, result in Purchaser being
(i) in violation of the BHCA, or any other law or regulation governing the acquisition of control of financial institutions, as a result of Purchaser's ownership of the Shares or (ii) either required to file an application or notice with the Federal Reserve Board for approval to own any Shares held by it or required to divest any Shares to avoid violation of the BHCA or any other law or regulation.

     5.2 Assistance in Sales. Without limiting any other remedy Purchaser may have for violation of Section 5.1, if (a) for any reason Citizens fails to comply with the covenant contained in
Section 5.1; (b) Purchaser is required to dispose of any Shares as a result of any change in law, regulation or policy of regulatory authorities (clause (a) and (b) of this Section 5.2 being referred to as a "Required Disposition Event"), or (c) Purchaser elects to dispose of any Shares, Citizens will cooperate and assist in a sale of the Shares by Purchaser, including by providing reasonable and customary information regarding Citizens to potential purchasers.

     5.3  Damages.

       If Citizens fails to comply with the covenant contained in
Section 5.1 and Purchaser divests itself of any Shares, Citizens shall pay to Purchaser an amount equal to the aggregate purchase price paid by Purchaser for any Shares divested less the amount received, if any, by Purchaser upon a sale of such Shares.

     5.4 Notices. Citizens covenants and agrees that it shall deliver to Purchaser:

          (a) simultaneously with delivery to any other holder of capital stock in Citizens, copies of any information or documentation delivered to any such holder, including but not limited to notices of shareholder meetings and proxy solicitations;

          (b) prompt notice of any cease and desist order, memorandum of understanding or directive or any written agreement or commitment with any regulatory authority to which Citizens, any Subsidiary or any other financial institution directly or indirectly controlled by Citizens may become subject or any violation or non-compliance with any of the foregoing;

          (c) prompt notice of any change in the outstanding capital stock of Citizens that has the effect of increasing the percentage of the Common Stock owned by Purchaser, which notice shall be delivered to Purchaser within two business days after the change and shall include the applicable percentage of the Common Stock then owned by Purchaser;

          (d) prompt notice of any change in the total equity of Citizens that has the effect of causing the value of the Shares to exceed 10% of Citizens' total equity, which notice shall be delivered to Purchaser no later than two business days after the filing of a report with the appropriate federal banking agency reflecting such change;

          (e) copies of the Bank's call reports promptly after such reports have been filed with the FDIC;

          (f)  if not already provided pursuant to Section
5.4(a), copies of annual audited and quarterly unaudited consolidated financial statements of Citizens; and

          (g) upon Purchaser's request, periodic reports on the Bank's activities that promote affordable housing in the Bank's market area.

     5.5 Confidentiality. Citizens covenants and agrees that, except to the extent required by law or regulatory authorities or with Purchaser's prior written consent, neither Citizens nor any Subsidiary shall (i) disclose the terms of this Agreement, including, without limitation, the purchase price for the Shares, or (ii) use Purchaser's name (a) in any advertising, publicity or promotion for the benefit of Citizens or any Subsidiary, (b) to express or imply any endorsement by Purchaser of Citizens or any Subsidiary or any of their products or services, (c) in response to disclosure requirements regarding unregistered sales of securities, or (d) in any other manner.

     5.6 Transactions with Purchaser. Citizens covenants and agrees, and will cause each of its Subsidiaries to agree, to maintain and monitor the procedures established pursuant to
Section 4.8 hereof. Citizens further covenants and agrees that if any subsidiary of Citizens applies to Purchaser for approval to sell or service mortgage loans to or on behalf of Purchaser, the application shall clearly disclose that such subsidiary is an affiliate of Citizens and that such disclosure is required by the terms of this Agreement, and a copy of any such application shall be sent to the Vice President for Community Based Lending of the Purchaser at 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016.

     5.7 Registration Rights. As expeditiously as reasonably possible after the Closing Date but in no event later than thirty
(30) days after the Closing Date, Citizens shall cause to be filed with the Commission a registration statement on Form S-3 under the Securities Act (or in the event that Citizens is ineligible to use such form, such other form as Citizens is eligible to use under the Securities Act) covering the Shares ("Registration Statement"), and to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional shares of Common Stock as may become issuable to Purchaser as a result of stock splits, stock dividends or similar transactions. Citizens shall use its best efforts to cause such Registration Statement to become effective within 120 days after the Closing Date and to thereafter remain effective, including in each case by filing any amendments or supplements thereto that may be required to comply with the provisions of the Securities Act, and so notify the Purchaser of such effectiveness.

          (b) Citizens shall allow Purchaser to review the Registration Statement or any amendment or supplement thereto prior to filing. In this connection, Purchaser agrees to furnish to Citizens information concerning Purchaser and any distribution and/or sale proposed by Purchaser as shall be reasonably required.

          (c) Citizens agrees to provide Purchaser with such number of copies of the prospectus included in the Registration Statement, the Registration Statement itself and any amendment or supplement thereto, and any documents incorporated by reference therein and such other documents as Purchaser may reasonably request in connection with any proposed disposition of the Shares.

          (d) Citizens shall notify Purchaser immediately if the Commission issues any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Citizens shall use its best efforts to prevent the issuance of any stop order, and if any stop order is issued, to obtain the lifting thereof at the earliest possible time. Citizens also shall notify Purchaser immediately of the happening of any event that results in the prospectus included in the Registration Statement, as then in effect, having an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and shall use its best efforts to promptly update and/or correct such prospectus.

          (e) Citizens agrees to use its best efforts to register and qualify the securities covered by the Registration Statement under the securities or "Blue Sky" laws of those jurisdictions reasonably requested by Purchaser. Citizens also agrees to use it best efforts to notify the NASD that such securities may be traded on the OTC Bulletin Board or any other securities exchanges or markets on which the Common Stock is then listed or quoted.

     5.8 Rule 144. Citizens shall file in a timely manner all reports and other documents required of Citizen under the Securities Laws and shall make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"). Upon the request of Purchaser, Citizen shall furnish promptly to Purchaser a written statement as to Citizens' compliance with the reporting requirements of Rule 144 and of the Securities Laws, a copy of the most recent Citizen annual or quarterly report, and such other reports and documents of Citizens and other information to the possession of or reasonably obtainable by Citizens as Purchaser may reasonably request in availing itself of any rule or regulation allowing the sale of Shares without registration.

     5.9 Certain Other Limitations. Without the prior, express written consent of Purchaser, Citizens shall not, after the date hereof, change, modify or alter in any way the rights, preferences and privileges of the Shares.

6. MISCELLANEOUS

     6.1 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia applicable to agreements made and entirely to be performed within such jurisdiction.

     6.2  Notices.

          (a) Except as otherwise provided herein, all communications under this Agreement shall be in writing and shall be mailed by first class, certified or registered mail, delivered personally or by overnight courier service, or sent by telecopy, facsimile or similar electronic transmission to the parties hereto at the addresses listed below:

               (i) if to Purchaser

                    Fannie Mae
                    3900 Wisconsin Avenue, N.W.
                    Washington, D.C.  20026
                    Attention:     Roger L. Williams
                    Vice President
                    FAX:  (202) 752-2829

                 with a copy to:

                    Fannie Mae
                    3900 Wisconsin Avenue, N.W.
                    Washington, D.C.  20016
                    Attention:     David E. Kalinski, Esq.
                    FAX:  (202) 752-5023


or at such other appropriate address or number as Purchaser may have furnished to Citizens by notice hereunder; and

               (ii) if to Citizens:

                    Citizens Bancshares Corporation
                    75 Piedmont Avenue
                    Atlanta, Georgia  30303
                    Attention:     James E. Young, President and
                              Chief Executive Officer
                              FAX:  (404) 653-2883
                    with a copy to:

                    Powell, Goldstein, Frazer & Murphy LLP
                    191 Peachtree Street, N.E.
                    Sixteenth Floor
                    Atlanta, Georgia 30303
                    Attention:     Beth Lanier, Esq.
                    FAX: (404) 572-6999

or at such other appropriate address or number as Citizens may have furnished to Purchaser by notice hereunder;

     (b) Any notice so addressed shall be deemed to be given when so mailed, delivered or sent.

     6.3 Survival. All representations, warranties and covenants made by either party to this Agreement herein or in any certificate delivered by it or on its behalf at the Closing under this Agreement shall be considered to have been relied upon by the other party regardless of any investigation made by such other party or on such other party's behalf and shall survive the delivery to Purchaser of the Shares.

     6.4 Amendment and Waiver. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

     6.5 Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     6.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Purchaser and Citizens, and their respective successors and assigns; provided, however, that Citizens may not assign or otherwise transfer this Agreement without the prior, express written consent of Purchaser.

     IN WITNESS WHEREOF, Purchaser and Citizens have duly executed and delivered this Agreement as of the date first above written.

                              FANNIE MAE


                              By:  /s/ Roger L. Williams
                                        Roger L. Williams
                                        Vice President


                              CITIZENS BANCSHARES CORPORATION


                              By:  /s/ James E. Young
                                       James E. Young
                                       President and Chief
                              Executive Officer





                     AMENDMENT NO. 1 TO
                  STOCK PURCHASE AGREEMENT

     This Amendment No. 1 ("Amendment") to the Stock
Purchase Agreement, dated September 10, 1999 ("Agreement") by and between FANNIE MAE (the "Purchaser" or "Fannie Mae") and CITIZENS BANCSHARES CORPORATION ("Citizens"), a Georgia corporation is dated October 12, 1999. Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

     WHEREAS, Purchaser and Citizens entered into the Agreement, providing for the purchase by Purchaser of shares of Citizens Voting Common Stock and Nonvoting Common Stock;

     WHEREAS, the Agreement required Citizens to register the Shares of Common Stock within thirty days of the Closing of the purchase;

     WHEREAS, the parties wish to amend the Agreement to, among other things, allow Citizens additional time to register the Shares of Common Stock;

     NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and intending to be legally bound, the parties agree to amend the Agreement as follows:

1.   REGISTRATION RIGHTS.

     (a) The second line of Section 5.7(a) of the Agreement is hereby amended to delete the phrase "thirty (30) days" and to replace it with the phrase "sixty (60) days." In addition, the second line of the last sentence of Section 5.7(a) of the Agreement is hereby amended to delete the phrase "120 days" and to replace it with the phrase "150 days."

     (b) A new subsection (f) is hereby added to Section 5.7 of the Agreement, as follows:

          "(f) The parties agree that, prior to the filing of the registration statement pursuant to subsection (a), the parties shall enter into a valid and binding agreement ("Exchange Agreement"), providing for the exchange of shares of Nonvoting Common Stock owned by Purchaser to shares of Voting Common Stock under certain limited circumstances, as long as the Purchaser's total investment in Voting Common Stock does not exceed 4.99% of the total number of Citizens' then issued and outstanding Voting Common Stock."

2. EFFECT OF AMENDMENT. The amendments stated herein shall supersede any contrary or inconsistent provisions of the Agreement. In all other respects, the Agreement shall continue in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date and year first written above.

                              FANNIE MAE


                              BY:  /s/ Roger L. Williams
                                     Roger L. Williams
                                     Vice President

                              CITIZENS BANCSHARES CORPORATION


                              BY:  /s/ James E. Young
                                     James E. Young
                                     President and Chief
Executive Officer



                                                     EXHIBIT 99.2
                    STOCK EXCHANGE AGREEMENT


     THIS STOCK EXCHANGE AGREEMENT ("Exchange Agreement") by and between Fannie Mae ("Fannie Mae") and Citizens Bancshares
Corporation ("Citizens"), a Georgia corporation, is dated
November 10, 1999.

     WHEREAS, Fannie Mae and Citizens entered into a Stock Purchase Agreement dated September 10, 1999, and amended October 12, 1999 ("Purchase Agreement"), pursuant to which Fannie Mae purchased 66,000 shares of Citizens voting common stock ("Voting Stock") and 90,000 shares of Citizens non-voting common stock ("Non-Voting Stock") (collectively, the "Common Stock");

     WHEREAS, the Purchase Agreement required Citizens to register the shares of Common Stock under the Securities Act of 1933;

     WHEREAS, to facilitate registration of the shares, the parties now wish to enter into this Exchange Agreement, whereby certain shares of the Non-Voting Stock owned by Fannie Mae may, from time to time, be exchanged for shares of Voting Stock solely under the limited circumstance described below;

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Exchange Agreement, the parties agree as follows:

     1. Exchange Right. Upon the sale by Fannie Mae of any number of shares of Voting Stock that results in Fannie Mae's ownership of such Voting Stock being less than 4.99% of the then outstanding shares of Voting Stock, Fannie Mae may request that Citizens exchange a like number of shares of Non-Voting Stock held by Fannie Mae, on a one-for-one basis, for shares of Voting Stock to be issued by Citizens. At no time, however, may Fannie
Mae exchange  shares of Non-Voting Stock for shares of Voting
Stock which, when aggregated with the shares of Voting Stock owned by Fannie Mae at the time of the exchange, would result in Fannie Mae owning more than 4.99% of the then outstanding shares of Voting Stock. Other than as set forth in this Section 1, the Non-Voting Stock shall not be exchangeable into shares of Voting Stock of Citizens.

     2. Registration of Shares. As expeditiously as reasonably possible after the execution of this Exchange Agreement, but in no event later than November 15, 1999, Citizens shall cause to be filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, registering the 66,000 shares of Voting Stock purchased by Fannie Mae on September 15, 1999, plus 90,000 additional shares of Voting Stock, being a number sufficient to provide for all shares of Voting Stock to which Fannie Mae may be entitled after exchange of all the shares of Non-Voting Stock held by it for Voting Stock pursuant to the terms of this Agreement. Citizens also agrees to expeditiously undertake its remaining obligations under Section 5.7 of the Purchase Agreement.

     3. Exchange Procedure. Within ten days after receipt of a written notification from Fannie Mae of its desire to exchange a specific number of shares of Non-Voting Stock held by it for Voting Stock, together with certificates evidencing the number of shares of Non-Voting Stock to be exchanged, Citizens' transfer agent, SunTrust Bank, Atlanta, Georgia, shall issue to Fannie Mae certificates evidencing a like number of shares of Voting Stock which Fannie Mae is entitled to receive pursuant to this Exchange Agreement. Citizens shall be responsible for any transaction costs associated with the exchange, other than the costs related to the delivery by Fannie Mae of shares of Non-Voting Stock to Citizens.

     4. Governing Law. This Exchange Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

     5.   Notices.

          (a) Except as otherwise provided herein, all communications under this Exchange Agreement shall be in writing and shall be mailed by first class, certified or registered mail, delivered personally or by overnight courier service, or sent by telecopy, facsimile or similar electronic transmission to the parties hereto at the addresses listed below:

               If to Fannie Mae:
               Fannie Mae
               3900 Wisconsin Avenue, N.W.
               Washington, D.C.  20016
               Attention:     Roger L. Williams
                         Vice President
                         FAX:  (202) 752-2829

               with a copy to:

               Fannie Mae
               3900 Wisconsin Avenue, N.W.
               Washington, D.C.  20016
               Attention:     David E. Kalinski, Esq.
                         FAX:  (202) 752-5023

or at such other appropriate address or number as Fannie Mae may have furnished to Citizens by notice hereunder; and

               If to Citizens:
               Citizens Bancshares Corporation
               75 Piedmont Avenue
               Atlanta, Georgia  30303
               Attention:     James E. Young, President and
                         Chief Executive Officer
                         FAX:  (404) 653-2883

               with a copy to:

               Powell, Goldstein, Frazer & Murphy LLP
               191 Peachtree Street, N.E.
               Sixteenth Floor
               Atlanta, Georgia 30303
               Attention:     Beth Lanier, Esq.
                         FAX: (404) 572-6999

or at such other appropriate address or number as Citizens may have furnished to Fannie Mae by notice hereunder.

1. (b) Any notice so addressed shall be deemed to be given when so mailed, delivered or sent.
     6. Amendment. This Exchange Agreement may be amended and the observance of any term of this Exchange Agreement may be waived only with the written consent of the parties hereto.

     7. Counterparts. Two or more duplicate originals of this Exchange Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Fannie Mae and Citizens, and their respective successors and assigns; provided, however, that Fannie Mae may not assign or otherwise transfer this Exchange Agreement without the prior, express written consent of Citizens.


     IN WITNESS WHEREOF, Fannie Mae and Citizens have duly executed and delivered this Agreement as of the date first above written.

                         FANNIE MAE


                         By:/s/ Roger L. Williams
                               Roger L. Williams
                               Vice President



                         CITIZENS BANCSHARES CORPORATION


                         By:/s/ James E. Young
                               James E. Young
                               President and Chief Executive
                         Officer





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